EXHIBIT 99.1



Invista Capital Management, Inc.
Item 3 Classification:
(e)  Investment  Adviser  registered  under  Section  203  of the
Investment Advisers Act of 1940



Princor Management Corporation
Item 3 Classification:
(e)  Investment  Adviser  registered  under  Section  203  of the
Investment Advisers Act of 1940